Exhibit 10.19


                                November 23, 1999

Mark D. Mastrini
c/o 800 Travel Systems, Inc.
4802 Gunn Highway
Tampa, Florida 33624

         Re: Employment Agreement dated as of September 1, 1997, by and between 800 Travel Systems, Inc. and Mark D. Mastrini, as amended by letter amendment dated September 24, 1998 (as so amended, the "Employment Agreement")

Dear Mr. Mastrini:

         This letter will serve to further amend the Employment Agreement. All capitalized terms used without definition herein shall have the same meanings herein as the Employment Agreement.

         By executing this letter agreement at the space provided therefor below, you agree that the Employment Agreement is hereby amended effective as of November ____, 1999 (the "Effective Date") to provide as follows:

         1. Notwithstanding anything to the contrary set forth in Section 1 or any other section of the Employment Agreement, Employee shall serve as the Chief Operating Officer and Chief Executive Officer of the Company, and Employee's duties shall be those customarily associated with such offices. Employee shall no longer serve as the President of the Company.

         2. Section 2 shall be deleted in its entirety, and the following new
Section 2 shall be inserted in lieu thereof:

                  "2. TERM.
                      ----

            (a) The term of Employee's employment (the "Term") shall commence on the Effective Date and end on December 31, 2003.

            (b) In the event that Employee continues in the full-time employ of Company after the end of the Term, such continued employment shall be on a year-to-year basis subject to the terms and conditions hereof. As used in this Agreement, the "First Contract Year" means the period commencing on the June 1, 1999 and ending on May 31, 2000, the "Second Contract Year" means the one-year period immediately following the First Contract Year," the "Third Contract Year" means the one-year period immediately following the Second Contract Year; the "Fourth Contract Year" means the one-year period immediately following the Third Contract Year; and the "Fifth Contract Period" means the period from June 1, 2003 until December 31, 2003. Each subsequent January 1st occurring during the period in which Employee is employed by the Company shall be deemed to commence a new contract year."

         3. Section 3(a) shall be deleted in its entirety, and the following new
Section 3(a) shall be inserted in lieu thereof:

                  "3. COMPENSATION; BENEFITS.
                      ----------------------

            (a) In consideration of the services to be rendered by Employee hereunder, Company shall pay Employee the following Compensation:

                (i) in the First Contract Year a base salary at the rate of
            $225,000 per annum;

                (ii) in the Second Contract Year the Employee shall be paid a base salary equal to $225,000 plus an amount equal to $225,000 times (the percentage increase in the Consumer Price Index from June 1, 1999 to May 31, 2000 plus 5%). Thus, if the percentage increase in the CPI was 5% commencing October 1, 1999, Employee's salary would be $247,500 ($225,000 + ($225,000 x .10));

                (iii) in the Third Contract Year the Employee shall be paid a base salary equal to his salary rate for the Second Contract Year plus an amount equal to his salary rate for the Second Contract Year times the percentage increase in the Consumer Price Index from June 1, 2000 to May 31, 2001 plus 5%;

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                (iv) in the Fourth Contract Year the Employee shall be paid a base salary equal to his salary rate for the Third Contract Year plus an amount equal to his salary rate for the Third Contract Year times the percentage increase in the Consumer Price Index from June 1, 2001 to May 31, 2002 plus 5%; and

                (v) in the Fifth Contract Period the Employee shall be paid a base salary equal to his salary rate for the Fourth Contract Year plus an amount equal to his salary rate for the Fourth Contract Year times the percentage increase in the Consumer Price Index from June 1, 2002 to May 31, 2003 plus 5%;

         Except as specifically amended hereby, all terms, conditions and provisions of the Employment Agreement shall survive execution and delivery of this letter agreement and remain in full force and effect.

         If the above comports with your understanding, please execute both copies of this letter agreement at the space provided therefor and return one fully executed original counterpart to the undersigned at your earliest convenience.

                                      Very truly yours,

                                      800 Travel Systems, Inc.


                                      By: /S/ Robert B. Morgan
                                      ------------------------------------------
                                      Robert B. Morgan, Chief Financial Officer

Agreed to and Accepted:

/S/ Mark D. Mastrini
--------------------
Mark D. Mastrini